PRICING SUPPLEMENT NO. 135                                      Rule 424 (b)(3)
Dated: July 15, 1998                                          File NO. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                     Floating Rate Notes  Book Entry Notes
$31,300,000                           [x]                  [x]

Original Issue Date:                  Fixed Rate Notes     Certificated Notes
July 20, 1998                         [_]                  [_]


Maturity Date:                        CUSIP#: 073928 DX 8
July 20, 1999

Option to Extend Maturity:            No  [x]

                                      Yes [_]   Final Maturity Date:



                                              Optional       Optional
                             Redemption       Repayment      Repayment
Redeemable On                Price(s)         Date(s)        Price(s)

N/A                          N/A              N/A            N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly


[_]         CMT Rate


Initial Interest Rate: ***


 Index Maturity:  One Month

 Spread (plus or minus): -0.03%





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*        The 20th of each month.

**       The 20th of each month.

*** The one-month LIBOR rate on July 16, 1998 minus 3 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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